Exhibit 99.1

Fox Factory Holding Corp. Announces Third Quarter 2019 Financial Results

Third Quarter 2019 Sales Increased 20.2% to a Record $211.3 Million
Achieves Record Earnings per Diluted Share of $0.75
Exceeds Guidance with Record Adjusted Earnings per Diluted Share of $0.83
Company Raises Fiscal 2019 Guidance

BRASELTON, Georgia, October 30, 2019 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”) today reported financial results for the third quarter ended September 27, 2019.

Third Quarter Fiscal 2019 Highlights

•	Sales increased 20.2% to a record $211.3 million compared to $175.8 million in the same period last fiscal year

•
Gross margin decreased 140 basis points to 33.0% compared to 34.4% in the same period last fiscal year; Non-GAAP adjusted gross margin decreased 100 basis points compared to the same period last fiscal year

•
Net income attributable to FOX stockholders was a record $29.5 million, or 14.0% of sales and $0.75 of earnings per diluted share, compared to $24.3 million, or 13.8% of sales and $0.62 of earnings per diluted share in the same period last fiscal year

•
Non-GAAP adjusted net income was a record $32.7 million, or $0.83 of adjusted earnings per diluted share, compared to $28.1 million, or $0.72 of adjusted earnings per diluted share in the same period last fiscal year

•	Adjusted EBITDA was $43.6 million, or 20.6% of sales, compared to $39.3 million, or 22.4% of sales in the same period last fiscal year

“Our record third quarter results exceeded our expectations reflecting the strength of FOX’s differentiated market position and diversified product offerings,” commented Mike Dennison, FOX’s Chief Executive Officer. “Our team continues to execute at a high-level across both our Powered Vehicles and Specialty Sports Groups and we expect our solid growth to continue in the fourth quarter. Based on these results and our outlook for the remainder of the fiscal year, we are very pleased to be able to raise our annual guidance.”
Sales for the third quarter of fiscal 2019 were $211.3 million, an increase of 20.2% as compared to sales of $175.8 million in the third quarter of fiscal 2018. This increase in sales reflects a 37.0% increase in Powered Vehicles Group sales primarily due to the continued success of its product lineup, particularly in the OEM channel. Additionally, sales of Specialty Sports Group products increased 0.5% in the third quarter of fiscal 2019 as compared to the third quarter of the prior fiscal year.
Gross margin was 33.0% for the third quarter of fiscal 2019, a 140 basis point decrease from gross margin of 34.4% in the third quarter of fiscal 2018. On a non-GAAP basis, adjusted gross margin decreased 100 basis points, excluding the effects of acquisition related costs. The decrease in non-GAAP gross margin was primarily due to a shift in customer and product mix as the Company’s larger North American OEMs represented a higher proportion of sales. Additionally, FOX continued to experience manufacturing and supply chain inefficiencies as a result of the increase in demand which negatively impacted gross margin. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.

Total operating expenses were $34.5 million for the third quarter of fiscal 2019 compared to $29.1 million in the third quarter of fiscal 2018. The increase in operating expenses is primarily due to personnel costs as the Company continues to invest in product innovation, operating costs relating to the Company’s recently acquired Ridetech subsidiary, as well as increases in facility and various other administrative expenses to support FOX’s growing business, partially offset by lower patent litigation-related expenses.
As a percentage of sales, operating expenses were 16.3% for the third quarter of fiscal 2019 compared to 16.5% in the third quarter of fiscal 2018. Non-GAAP operating expenses were $31.5 million, or 14.9% of sales in the third quarter of fiscal 2019 compared to $25.1 million, or 14.3% of sales, in the third quarter of the prior fiscal year. Reconciliations of operating expense to non-GAAP operating expense are provided at the end of this press release.
The Company’s effective tax rate was 12.9% in the third quarter of fiscal 2019, compared to a tax rate of 19.0% in the third quarter of fiscal 2018.
Net income attributable to FOX stockholders in the third quarter of fiscal 2019 was $29.5 million, compared to $24.3 million in the third quarter of the prior fiscal year. Earnings per diluted share for the third quarter of fiscal 2019 was $0.75, compared to earnings per diluted share of $0.62 for the third quarter of fiscal 2018.
Non-GAAP adjusted net income was $32.7 million, or $0.83 of adjusted earnings per diluted share, compared to adjusted net income of $28.1 million, or $0.72 of adjusted earnings per diluted share in the same period of last fiscal year. Reconciliations of net income attributable to FOX stockholders as compared to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Adjusted EBITDA in the third quarter of fiscal 2019 was $43.6 million, compared to $39.3 million in the third quarter of fiscal 2018. Adjusted EBITDA margin in the third quarter of fiscal 2019 was 20.6%, compared to 22.4% in the third quarter of fiscal 2018. Reconciliations of net income to adjusted EBITDA and the calculation of adjusted EBITDA margin are provided at the end of this press release.

First Nine Months Fiscal Year 2019 Results
Sales for the nine months ended September 27, 2019, were $565.1 million, an increase of 22.2% compared to the same period in 2018. Sales of powered vehicle and bike products increased 37.2% and 4.7%, respectively, for the first nine months of 2019 compared to the prior year period.
Gross margin was 32.4% for the first nine months of fiscal 2019, a 100 basis point decrease, compared to gross margin of 33.4% in the first nine months of fiscal 2018. On a non-GAAP basis, adjusted gross margin decreased 70 basis points, excluding the effects of strategic transformation and acquisition related costs. The decrease in year-to-date gross margin was primarily due to a shift in customer and product mix as the Company’s larger North American OEMs represented a higher proportion of sales. Additionally, FOX incurred manufacturing and supply chain inefficiencies associated with higher than anticipated increase in customer demand. A reconciliation of gross profit to non-GAAP adjusted gross profit and the resulting non-GAAP adjusted gross margin is provided at the end of this press release.
Net income attributable to FOX stockholders in the first nine months of fiscal 2019 was $70.5 million, compared to $63.9 million in the first nine months of the prior year. Earnings per diluted share for the first nine months of fiscal 2019 was $1.80, compared to $1.64 in the same period of fiscal 2018.

Non-GAAP adjusted net income in the first nine months of fiscal 2019 was $80.9 million, or $2.07 of adjusted earnings per diluted share, compared to $64.2 million, or $1.65 of adjusted earnings per diluted share in the same period of the prior fiscal year. Reconciliations of net income attributable to FOX stockholders to non-GAAP adjusted net income and the calculation of non-GAAP adjusted earnings per share are provided at the end of this press release.
Adjusted EBITDA increased to $111.8 million in the first nine months of fiscal 2019, compared to $94.8 million in the first nine months of fiscal 2018. Adjusted EBITDA margin in the first nine months of fiscal 2019 was 19.8%, compared to 20.5% in the first nine months of fiscal 2018. Reconciliations of net income to adjusted EBITDA and the calculation of non-GAAP adjusted EBITDA margin are provided at the end of this press release.

Balance Sheet Highlights
As of September 27, 2019, the Company had cash and cash equivalents of $32.0 million compared to $28.0 million as of December 28, 2018. Total debt was $73.0 million, compared to $59.4 million as of December 28, 2018. Property, plant and equipment, net was $102.6 million as of September 27, 2019, compared to $64.8 million as of December 28, 2018. The change in property, plant and equipment, includes $18.6 million in lease right of use assets related to new lease accounting standards adopted in the first quarter of 2019. Inventory was $131.2 million as of September 27, 2019, compared to $107.1 million as of December 28, 2018. As of September 27, 2019, accounts receivable and accounts payable were $106.8 million and $64.9 million, respectively, compared to $78.9 million and $55.1 million, respectively, as of December 28, 2018. The changes in inventory, accounts receivable, and accounts payable are primarily attributable to business growth, the Company’s normal seasonality, and the impact of the Ridetech acquisition.

Fiscal 2019 Guidance
For the fourth quarter of fiscal 2019, the Company expects sales in the range of $175 million to $181 million and non-GAAP adjusted earnings per diluted share in the range of $0.57 to $0.62.
For the fiscal year 2019, the Company is raising its outlook and now expects sales in the range of $740 million to $746 million and non-GAAP adjusted earnings per diluted share in the range of $2.64 to $2.69. The Company’s full year 2019 guidance now assumes a non-GAAP tax rate range of 12% to 14%.
Non-GAAP adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives. Additionally, non-GAAP adjusted earnings per diluted share excludes the tax benefit related to the resolution of audits by taxing authorities. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the fourth quarter and full fiscal year 2019 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation.

Conference Call & Webcast
The Company will hold an investor conference call today at 1:30 p.m. Pacific time (4:30 p.m. Eastern Time). The conference call dial-in number for North America listeners is (877) 300-8521, and international listeners may dial (412) 317-6026; the conference ID is 10135996. Live audio of the conference call will be simultaneously webcast in the investor relations section of the Company's website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. designs and manufactures performance-defining ride dynamics products primarily for bicycles, on-road and off-road vehicles and trucks, side-by-side vehicles, all-terrain vehicles, snowmobiles, specialty vehicles and applications, motorcycles, and commercial trucks. The Company is a direct supplier to leading power vehicle original equipment manufacturers ("OEMs"). Additionally, the Company supplies top bicycle OEMs and their contract manufacturers, and provides aftermarket products to retailers and distributors.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release “non-GAAP gross margin,” “non-GAAP operating expense,” “non-GAAP adjusted net income,” “non-GAAP adjusted earnings per diluted share,” “adjusted EBITDA,” and “adjusted EBITDA margin,” which are non-GAAP financial measures. FOX defines non-GAAP gross margin as gross profit margin adjusted for certain strategic transformation costs and the amortization of acquired inventory valuation markup. FOX defines non-GAAP operating expense as operating expense adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs and costs related to tax restructuring initiatives. FOX defines non-GAAP adjusted net income as net income attributable to FOX Stockholders adjusted for amortization of purchased intangibles, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives, all net of applicable tax, as well as tax impacts arising from the settlement of audit and the recognition of related tax positions and tax reform legislation impacts. These adjustments are more fully described in the tables included at the end of this press release. Non-GAAP adjusted earnings per diluted share is defined as non-GAAP adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes, amortization of purchased intangibles, depreciation, stock-based compensation, patent litigation-related expenses, acquisition and integration-related expenses, strategic transformation costs, and costs related to tax restructuring initiatives that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating non-GAAP operating expense, non-GAAP adjusted net income and adjusted EBITDA (and accordingly, non-GAAP adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate non-GAAP operating expense, non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	As of	As of
	September 27,	December 28,
	2019	2018

	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$31,979	$27,958
Accounts receivable (net of allowances of $1,036 and $600 at September 27, 2019 and December 28, 2018, respectively)	106,798	78,882
Inventory	131,228	107,140
Prepaids and other current assets	29,604	17,967
Total current assets	299,609	231,947
Property, plant and equipment, net	102,557	64,788
Deferred tax assets	20,837	15,328
Goodwill	93,515	88,850
Intangibles, net	83,575	83,974
Other assets	476	367
Total assets	$600,569	$485,254
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$64,853	$55,086
Accrued expenses	36,559	33,607
Reserve for uncertain tax positions	1,187	1,169
Current portion of long-term debt	—	6,923
Total current liabilities	102,599	96,785
Line of credit	73,000	—
Long-term debt, less current portion	—	52,503
Other liabilities	12,639	479
Total liabilities	188,238	149,767
Redeemable non-controlling interest	15,711	14,282
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of September 27, 2019 and December 28, 2018	—	—
Common stock, $0.001 par value — 90,000 authorized; 39,414 shares issued and 38,524 outstanding as of September 27, 2019; 38,881 shares issued and 37,991 outstanding as of December 28, 2018	38	38
Additional paid-in capital	121,348	116,019
Treasury stock, at cost; 890 common shares as of September 27, 2019 and December 28, 2018	(13,754)	(13,754)
Accumulated other comprehensive loss	(981)	(784)
Retained earnings	289,969	219,686
Total stockholders’ equity	396,620	321,205
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$600,569	$485,254

FOX FACTORY HOLDING CORP.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the three months ended		For the nine months ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Sales	$211,317	$175,798	$565,139	$462,415
Cost of sales	141,500	115,312	382,045	307,872
Gross profit	69,817	60,486	183,094	154,543
Operating expenses:
Sales and marketing	11,660	9,606	32,186	28,142
Research and development	8,376	6,765	23,442	19,019
General and administrative	12,727	11,164	36,065	31,137
Amortization of purchased intangibles	1,694	1,499	4,751	4,567
Total operating expenses	34,457	29,034	96,444	82,865
Income from operations	35,360	31,452	86,650	71,678
Other expense, net:
Interest expense	748	748	2,582	2,379
Other (income) expense	(37)	180	532	380
Other expense, net	711	928	3,114	2,759
Income before income taxes	34,649	30,524	83,536	68,919
Provision for income taxes	4,473	5,788	11,596	3,919
Net income	30,176	24,736	71,940	65,000
Less: net income attributable to non-controlling interest	689	424	1,429	1,094
Net income attributable to FOX stockholders	$29,487	$24,312	$70,511	$63,906
Earnings per share:
Basic	$0.77	$0.64	$1.84	$1.69
Diluted	$0.75	$0.62	$1.80	$1.64
Weighted average shares used to compute earnings per share:
Basic	38,451	37,886	38,259	37,743
Diluted	39,174	39,052	39,151	38,913

FOX FACTORY HOLDING CORP.
NET INCOME TO NON-GAAP ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF NON-GAAP ADJUSTED EARNINGS PER SHARE
(In thousands, except per share data)
(Unaudited)
The following table provides a reconciliation of net income attributable to FOX stockholders, the most directly comparable financial measure calculated and presented in accordance with GAAP, to non-GAAP adjusted net income (a non-GAAP measure), and the calculation of non-GAAP adjusted earnings per share (a non-GAAP measure) for the three and nine months ended September 27, 2019 and September 28, 2018. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Net income attributable to FOX stockholders	$29,487	$24,312	$70,511	$63,906
Amortization of purchased intangibles	1,694	1,499	4,751	4,567
Patent litigation-related expenses	860	1,979	4,047	5,923
Other acquisition and integration-related expenses (1)	831	329	1,944	791
Strategic transformation costs (2)	244	—	1,160	—
Tax reform implementation costs (3)	—	84	186	299
Settlement of audit and recognition of tax position (4)	—	—	—	(9,838)
Tax reform legislation impacts (5)	—	552	—	708
Tax impacts of reconciling items above (6)	(445)	(628)	(1,678)	(2,194)
Non-GAAP adjusted net income	$32,671	$28,127	$80,921	$64,162

Non-GAAP adjusted EPS
Basic	$0.85	$0.74	$2.12	$1.70
Diluted	$0.83	$0.72	$2.07	$1.65

Weighted average shares used to compute non-GAAP adjusted EPS
Basic	38,451	37,886	38,259	37,743
Diluted	39,174	39,052	39,151	38,913
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the nine months ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Acquisition related costs and expenses	$162	$329	$847	$791
Finished goods inventory valuation adjustment	669	—	1,097	—
Other acquisition and integration-related expenses	$831	$329	$1,944	$791
(2) Represents costs incurred to relocate the Specialty Sports Group’s U.S. aftermarket bike products distribution, sales and service operations and expand the Powered Vehicles Group’s manufacturing operations. For the three and nine month periods ended September 27, 2019, $244 and $664 is classified as operating expense, respectively, and for the nine month period ended September 27, 2019, $496 is classified as cost of sales.
(3) Represents costs and expenses of $186 for the nine month period ended September 27, 2019, and $84 and $299 incurred during the three and nine month periods ended September 28, 2018, respectively, in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.
(4) Recognition of tax positions related to the deductibility of depreciation and amortization as a result of favorable closure of the 2015 IRS audit. Depreciation and amortization arose from Compass’ 2008 acquisition of the Company.

(5) Reflects adjustments related to the refinement of calculations for the implementation of tax reform legislation.
(6) Tax impact calculated based on the respective year to date effective tax rates, excluding the impact of the settlement of audit and recognition of related tax position, and certain tax reform legislation impacts.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
CALCULATION OF NET INCOME MARGIN AND ADJUSTED EBITDA MARGIN
(In thousands)
(Unaudited)

The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and the calculations of net income margin and adjusted EBITDA margin (a non-GAAP measure) for the three and nine months ended September 27, 2019 and September 28, 2018. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Net income	$30,176	$24,736	$71,940	$65,000
Provision for income taxes	4,473	5,788	11,596	3,919
Depreciation and amortization	4,663	3,682	12,857	10,461
Non-cash stock-based compensation	1,605	1,818	4,955	5,649
Patent litigation-related expenses	860	1,979	4,047	5,923
Strategic transformation costs (1)	244	—	1,160	—
Other acquisition and integration-related expenses (2)	831	329	1,944	791
Tax reform implementation costs (3)	—	84	186	299
Other expense, net	711	928	3,114	2,759
Adjusted EBITDA	$43,563	$39,344	$111,799	$94,801

Net Income Margin	14.3%	14.1%	12.7%	14.1%

Adjusted EBITDA Margin	20.6%	22.4%	19.8%	20.5%
(1) Represents costs incurred to relocate the Specialty Sports Group’s U.S. aftermarket bike products distribution, sales and service operations and expand the Powered Vehicles Group’s manufacturing operations. For the three and nine month periods ended September 27, 2019, $244 and $664 is classified as operating expense, respectively, and for the nine month period ended September 27, 2019, $496 is classified as cost of sales.
(2) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended		For the nine months ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Acquisition related costs and expenses	$162	$329	$847	$791
Finished goods inventory valuation adjustment	669	—	1,097	—
Other acquisition and integration-related expenses	$831	$329	$1,944	$791
(3) Represents costs and expenses of $186 for the nine month period ended September 27, 2019, and $84 and $299 incurred during the three and nine month periods ended September 28, 2018, respectively, in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO NON-GAAP ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND NON-GAAP ADJUSTED GROSS MARGIN
(In thousands)
(Unaudited)

The following table provides a reconciliation of gross profit to non-GAAP adjusted gross profit (a non-GAAP measure) for the three and nine months ended September 27, 2019 and September 28, 2018, and the calculation of gross margin and non-GAAP adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Sales	$211,317	$175,798	$565,139	$462,415

Gross Profit	$69,817	$60,486	$183,094	$154,543
Strategic transformation costs (1)	—	—	496	—
Amortization of acquired inventory valuation markup (2)	669	—	1,097	—
Non-GAAP Adjusted Gross Profit	$70,486	$60,486	$184,687	$154,543

Gross Margin	33.0%	34.4%	32.4%	33.4%

Non-GAAP Adjusted Gross Margin	33.4%	34.4%	32.7%	33.4%
(1) Represents costs incurred to relocate the Specialty Sports Group’s U.S. aftermarket bike products distribution, sales and service operations and expand the Powered Vehicles Group’s manufacturing operations.
(2) Represents the impact of the finished goods inventory valuation adjustment recorded in connection with our 2019 acquisition of Ridetech.

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF OPERATING EXPENSE AND NON-GAAP OPERATING EXPENSE AS A PERCENTAGE OF SALES
(In thousands)
(Unaudited)
The following tables provide a reconciliation of operating expense to non-GAAP operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of sales and non-GAAP operating expense as a percentage of sales (a non-GAAP measure), for the three and nine months ended September 27, 2019 and September 28, 2018. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended		For the nine months ended
	September 27, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Sales	$211,317	$175,798	$565,139	$462,415

Operating Expense	$34,457	$29,034	$96,444	$82,865
Amortization of purchased intangibles	(1,694)	(1,499)	(4,751)	(4,567)
Patent litigation-related expenses	(860)	(1,979)	(4,047)	(5,923)
Tax reform implementation costs (1)	—	(84)	(186)	(299)
Other acquisition and integration-related expenses (2)	(162)	(329)	(847)	(791)
Strategic transformation costs (3)	(244)	—	(664)	—
Non-GAAP operating expense	$31,497	$25,143	$85,949	$71,285

Operating expense as a percentage of sales	16.3%	16.5%	17.1%	17.9%

Non-GAAP operating expense as a percentage of sales	14.9%	14.3%	15.2%	15.4%
(1) Represents costs and expenses of $186 for the nine month period ended September 27, 2019, and $84 and $299 incurred during the three and nine month periods ended September 28, 2018, respectively, in connection with the Company’s implementation of tax reform legislation and related tax restructuring initiatives.
(2) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations of $162 and $847, and $329 and $791, for the three and nine month periods ended September 27, 2019 and September 28, 2018, respectively.
(3) Represents costs incurred to relocate the Specialty Sports Group’s U.S. aftermarket bike products distribution, sales and service operations and expand the Powered Vehicles Group’s manufacturing operations.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or other similar terms or expressions and such forward-looking statements include, but are not limited to, statements about the Company’s continued growing demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s optimism about its operating results and future growth prospects; the Company’s expected future sales and future non-GAAP adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws including those enacted in the U.S. in December 2017; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; strategic transformation costs; the outcome of pending litigation; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for high-end suspension and ride dynamics products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; future economic or market conditions; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:
ICR
Katie Turner
646-277-1228
Katie.Turner@icrinc.com